Exhibit 10-L





                                            August 8, 2000


Mr. Ira H. Jolles
610 West End Avenue
New York, New York 10024

Dear Ira:

        The purpose of this letter is to amend and restate the letter agreement dated August 7, 1997 between you, GPU, Inc. (GPU) and GPU Service, Inc. (GPUS). That letter (the "Prior Agreement") amended and restated a letter agreement between you, GPU and GPUS, initially dated December 13, 1989 and thereafter amended and restated on various subsequent dates, that set forth the terms of your employment, effective January 1, 1990, as Senior Vice President and General Counsel of GPU and as Executive Vice President and General Counsel of GPUS, as well as the agreement between you, GPU and GPUS with respect to your pension arrangements.

        Upon your agreement to this amendment and restatement as provided on the last page hereof, this letter agreement (the "Agreement") shall supersede and replace, in its entirety, the Prior Agreement.

Section 1.     Election to Other GPU Offices and Source of Your
               -------------------------------------------------
               Compensation.
               ------------

        You will be a director of GPUS.

        Your compensation and other benefits from GPU and its subsidiaries (the "GPU Companies") will be paid to you by GPUS. You will not receive separate or additional compensation for serving as a director or officer of GPU or any GPU Company other than GPUS. Payment of your compensation and the other benefits payable to you pursuant to this Agreement shall be obligations of both GPU and GPUS. Your other unfunded employee benefits payable by GPUS will be guaranteed by GPU to the extent covered under the latter's guarantee of unfunded benefits for all GPUS officers.

Mr. Ira H. Jolles
August 8, 2000
Page 2


Section 2.     Base Salary.
               -----------

        Your Base Salary will be determined from time to time by the GPU Board of Directors. As of the date of this amendment and restatement, your Base Salary is $360,000.00

Section 3.     Retirement Provisions.
               ---------------------

        (a) You will be a participant in the GPU Companies Employee Pension Plan and the GPUS Supplemental and Excess Benefits Plan (the "Retirement Plans") and, by reason of the services rendered by you in accordance with this Agreement, you will accrue benefits, commencing as of January 1, 1990, in accordance with the terms of such Retirement Plans, as the Retirement Plans may be in effect from time to time.

        (b) Under the terms of the present Retirement Plans, your Normal Retirement Date under those plans is the last day of the month in which you reach your sixty-fifth birthday (December 12, 2003). It is anticipated that you will retire on your Normal Retirement Date. If you do retire on or after that date, you will receive an additional retirement pension from the GPU Companies equal to the additional pension which would have been paid under the Retirement Plans if, in addition to your actual years of creditable service, you had an additional 20 years of past creditable service. Payment of the additional retirement pension will commence on the first day of the month following the month in which you so retire.

        (c) GPUS has in effect Short-Term and Long-Term Disability Income Plans that provide coverage, up to your Normal Retirement Date, for employees meeting the requirements of such Plans. If you are receiving Disability Income under either such Plan at the time you reach your Normal Retirement Date, you will thereafter receive an additional retirement pension from the GPU Companies equal to the additional pension which would have been paid under the Retirement Plans if, in addition to your actual years of creditable service, you had an additional 20 years of past creditable service.

        (d) If your employment with the GPU Companies shall be terminated (i) as a result of an "Involuntary Termination" (as defined below) at any time within two (2) years following the occurrence of a "Change in Control" (as defined in Appendix A hereto), or (ii) by any GPU Company without "Cause" (as defined in

Mr. Ira H. Jolles
August 8, 2000
Page 3


Appendix A hereto), then you will receive from the GPU Companies an additional retirement pension, equal to the additional pension which would have been paid under the Retirement Plans if, in addition to your actual years of creditable service, you had an additional twenty (20) years of past creditable service. Payment of the additional retirement pension will commence on the first day of the month following the month in which your employment is so terminated.

        For purposes of clause (i) above,  "Involuntary  Termination" shall mean
(A) the termination of your employment with the GPU Companies by any GPU Company, or (B) a termination by you (x) for "Good Reason" (as defined in Appendix A hereto) or (y) as the result of any other material adverse change in the conditions of your employment with the GPU Companies. If the termination of your employment by any GPU Company is (1) within twelve (12) months prior to a Change in Control or (2) prior to the date of a Change in Control but you reasonably demonstrate that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed and which actually occurs, such termination shall be deemed to have occurred after a Change in Control.

        (e) If your employment with the GPU Companies shall terminate for any reason, other than by death or retirement or termination in accordance with paragraphs (b), (c) or (d) above, you will receive from the GPU Companies an additional retirement pension equal to the additional pension which would have been paid under the Retirement Plans if, in addition to your actual years of creditable service, you had an additional number of years of past creditable service determined in accordance with the following table (employing straight-line interpolation for fractional years of actual employment with the GPU Companies):



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Mr. Ira H. Jolles
August 8, 2000
Page 4


               Years of Actual                     Additional Number of Years
               GPU Employment                      of Past Creditable Service
               --------------                      --------------------------
                         1                                    2.0
                         2                                    3.5
                         3                                    5.0
                         4                                    6.0
                         5                                    7.0
                        .6                                    8.0
                        .7                                    8.5
                        .8                                    9.0
                        .9                                    9.5
                        10                                   10.0
                        11                                   12.5
                        12                                   15.0
                        13                                   17.5
                        14                                   20.0

Payment of the additional retirement pension payable to you under this paragraph
(e) shall commence on the first day of the month following the month in which your employment so terminates.

        (f) For purposes of determining the amount of the additional retirement pension payable to you under paragraphs (b), (c), (d) or (e) above, it shall be assumed that the pension payable to you under the Retirement Plans is payable in the form of a single life annuity, and that payment of such pension will commence on the same date as payment of your additional retirement pension hereunder will commence.

        The additional retirement pension payable to you hereunder shall be paid to you in the form of a single life annuity unless you are married on the date as of which payment of such pension is to commence, in which event it shall be paid in the form described as Option 2 in Section 10.1 of the GPUS Employee Pension Plan, with your spouse as your beneficiary.

        (g) If you should die before you start to receive the additional pension payable to you under paragraph (b), (c), (d) or (e), your surviving spouse, if any, will receive, for the rest of her life from the GPU System Companies, 100% of the pension which would have been payable to you under the Retirement Plans


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Mr. Ira H. Jolles
August 8, 2000
Page 5


and 100% of the additional retirement pension which would have been payable to you in accordance with paragraph (e), had you terminated employment on the date of your death. Such payments to your surviving spouse shall commence on the first day of the month following the month of your death.

        To the extent your surviving spouse does not receive such pension from the Retirement Plans, she will receive it from the GPU Companies.

        (h) Retirement or pension benefits from prior employers to which you are now, or may in the future be, entitled will not be applied against the pension benefits payable to you pursuant to this Section and you are free to elect to receive such other pension benefits when, and in such manner as, you choose.

Section 4.     Supplemental Pension.
               --------------------

        Upon your retirement on any date subsequent to the date of this letter (the date as of which you so retire is referred to herein as your "Retirement Date") you shall be entitled to receive from the GPU Companies, in addition to the additional retirement pension payable to you pursuant to Section 3 hereof, a supplemental pension, which shall be payable upon the following terms and conditions:

        (a) The supplemental pension payable to you hereunder, when expressed as a single life annuity, shall be a monthly amount of income equal to the amount, if any, by which either (i) $10,825.75 for each month beginning after your Retirement Date and before the month beginning after your 62nd birthday, or (ii) $10,325.75 for each month beginning after the later of your Retirement Date or your 62nd birthday, exceeds (iii) the aggregate pension amount payable to you for such month under the Retirement Plans and Section 3 hereof, determined for this purpose without taking into account (x) any Additional Pension amount payable to you under the GPUS Employee Pension Plan, and (y) the 20% increase in the pension amounts payable to you under the Retirement Plans and Section 3 hereof during the first 12 months following your retirement. For purposes of the foregoing, if any part of the aggregate pension amount payable to you under the Retirement Plans or Section 3 hereof is not payable in the form of a single life



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Mr. Ira H. Jolles
August 8, 2000
Page 6



annuity commencing on the first day of the month following your Retirement Date, the pension amount referred to in (iii) above shall be determined as if such part were so payable.

        (b) The supplemental pension shall be paid to you in the same form, and payments shall commence at the same time, as payment of the additional retirement pension provided for under Section 3 hereof.

        (c) If you should die before you start to receive your supplemental pension, your surviving spouse, if any, shall be entitled to receive from GPU System sources an annuity payable to her for her lifetime in a monthly amount equal to 100% of the supplemental pension that would have been payable to you hereunder if you had not died, if you had retired on the last day of the month in which your death occurs, and if you had not been married on such last day.

        (d) With each monthly payment of the supplemental pension payable to you during the first 12 months following your Retirement Date, you shall be entitled to receive an additional amount equal to 20% of the amount of such monthly payment; provided, however, that if clause (i) of paragraph (a) above applies in calculating the supplemental pension amount payable for such month, the additional amount payable to you for such month under this paragraph (d) shall be equal to 20% of the supplemental pension amount that would be payable to you for such month if clause (ii) instead of clause (i) of paragraph (a) were applicable in calculating the amount of your supplemental pension payment for such month.

Section 5.     Regular Benefit Payment Election.
               --------------------------------

        Notwithstanding any other provision of Section 3 or 4 to the contrary, you may elect to have the additional retirement pension and the supplemental pension that become payable to you or your surviving spouse thereunder paid in the form of a single lump sum payment. The amount of such lump sum payment shall be determined in the same manner as the amount of the lump sum payment payable pursuant to an election by you under clause (a) of the first paragraph of
Section 6 would be determined, as provided in the third paragraph of Section 6.

Mr. Ira H. Jolles
August 8, 2000
Page 7


        Subject to Section 10, any election under this Section 5 shall be effective only if it is made (i) at least twenty-four (24) months prior to the termination of your employment with the GPU Companies, or (ii), if your termination of employment constitutes an Involuntary Termination or occurs by reason of your death, at least twelve (12) months prior to such termination of your employment. Any election so made may be revoked, and a new election may be made under this Section 5, at any time; provided, however, that, subject to
Section 10, any such revocation or new election shall be effective only if it is made within the period specified in the preceding sentence. Any election, or revocation of an election, that may be made by you under this Section 5 shall be made in writing, on a form that is furnished to you for such purpose by the Administrative Committee of the GPUS Employee Pension Plan (the "Administrative Committee") and that is signed by you and delivered to the Administrative Committee.

Section 6.     Special Benefit Payment Election.
               --------------------------------

        Notwithstanding any other form of distribution or payment or date for the payment, (or commencement of payment) of benefits otherwise elected or provided for under this Agreement or the Retirement Plans, you shall be permitted to make either one, or both, of the following special payment elections: (a) to have the additional retirement pension payable pursuant to
Section 3 hereof and the supplemental pension payable pursuant to Section 4 hereof paid in the form of a single lump sum payment in the event of your termination of employment with the GPU Companies for any reason within the two
(2) year period following the occurrence of a Change in Control, or (b) if a Change in Control occurs after the termination of your employment with the GPU Companies but before all payments required to be made hereunder with respect to your additional retirement pension and supplemental pension have been made, to have the additional retirement pension and supplemental pension payments that otherwise would be made hereunder after the date of such Change in Control paid in the form of a single lump sum payment.

Mr. Ira H. Jolles
August 8, 2000
Page 8


        Subject to Section 10, an election under clause (a) of the preceding paragraph shall be effective only if it is made either at least twenty-four (24) months prior to such termination of your employment, or if such termination of your employment is due to your death or is the result of an Involuntary Termination as defined in Section 3(d) hereof, at least one year prior to such Change in Control. Subject to Section 10, an election under clause (b) of the preceding paragraph shall be effective only if it is made at least one year prior to the Change in Control, and prior to the termination of your employment. Any special election made under clause (a) or (b) of the preceding paragraph may be revoked, and a new special election may be made thereunder, at any time; provided, however, that, subject to Section 10, any such revocation or new election shall be effective only if it is made within the election period specified in this paragraph. Any special election, or revocation of a special election, that may be made hereunder shall be made in the same manner as provided in the last sentence of the second paragraph of Section 5.

        The lump sum payment to be made to you pursuant to your election under clause (a) of the second preceding paragraph shall be in an amount that is "Actuarially Equivalent" (as defined below and determined as of the first day of the month following the date of your termination of employment) to the additional retirement pension and supplemental pension that otherwise would be payable to you hereunder if payment of your additional retirement pension and supplemental pension and the pension payable to you under the Retirement Plans
(i) were to commence on your Normal Retirement Date or, if earlier, on the earliest date as of which you could elect to have payment of your pension under the Retirement Plans commence and (ii) were to be made in the form of a single life annuity. The lump sum payment to be made to your surviving spouse pursuant to your election under clause (a) of the second preceding paragraph shall be in an amount that is "Actuarially Equivalent" (as defined below and determined as of the first day of the month following the date of your death) to the pension and the annuity that otherwise would be payable to your surviving spouse pursuant to Section 3(g) and Section 4(c) hereof. The lump sum payment to be made to you or your surviving spouse pursuant to your election under clause (a) of the second preceding paragraph shall be made by no later than thirty (30) days following the date of your termination of employment.


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Mr. Ira H. Jolles
August 8, 2000
Page 9


        The lump sum payment to be made pursuant to your  election  under clause
(b) of the third preceding paragraph shall be in an amount that is Actuarially Equivalent (as defined below and determined as of the first day of the month coincident with or next following the date on which the Change in Control occurs) to the payments that otherwise would be made hereunder with respect to your additional retirement pension and supplemental pension after the date of such Change in Control. Such lump sum payment shall be made by no later than thirty (30) days following the date on which such Change in Control occurs.

        For purposes of this Section 6, "Actuarially Equivalent" shall mean, with respect to any distribution or payment, an actuarially equivalent amount, calculated by using the annual interest rate on 30-year Treasury securities for the second month preceding the calendar year in which such distribution is made or commences, and the mortality table prescribed for purposes of section 417(e)(3)(A)(ii)(I) of the Internal Revenue Code of 1986, as amended (the "Code"). Such annual interest rate and mortality table shall be as specified or prescribed by the Commissioner of the Internal Revenue Service for purposes of
Section 417(e)(3)(A)(ii) of the Code in revenue rulings, notices or other guidance.

Section 7.     Other Benefits.
               --------------

        To the extent permitted by such plans without requiring prior evidence of insurability or eligibility, you will participate in all of the benefit plans maintained by any of the GPU Companies in which senior GPU executives are eligible to participate, as such plans shall be in effect from time to time. In the case of each such plan that provides a benefit the amount of which depends, directly or indirectly, on the number of years of a participant's service with the GPU Companies, you shall receive the same benefit amount that would be payable to you under such plan if you were treated as having, in addition to your actual years of services, the number of years of service determined under the table in Section 3(e). The number of additional years of service so determined shall also be taken into account in determining your eligibility to participate in any benefit plan maintained by any of the GPU Companies in which

Mr. Ira H. Jolles
August 8, 2000
Page 10


senior GPU executives are eligible to participate that requires, as a condition for eligibility, the completion of a specified number of years of service with the GPU Companies.

        In addition to the supplemental pension described above, you will also receive (i) an extension of coverage in your and your family's health care benefits under the Supplemental and Excess Medical Plan to the third anniversary of the date of your retirement, or your attainment of age 62, whichever is later; and (ii) an amended Split-Dollar Agreement with respect to your Senior Executive Life Insurance policy to provide for eligibility to receive full benefits under your policy at age 55 with 10 years of service.

Section 8.     Nature of Your Rights.
               ---------------------

        With respect to your right to receive an additional retirement pension pursuant to Section 3 hereof and the supplemental pension provided for under
Section 4 hereof, or to receive a lump sum payment with respect to such pensions under Section 5 or 6 hereof, you shall have the status of a mere unsecured creditor of GPUS and GPU; and this letter agreement shall constitute a mere promise by GPUS and GPU to make payments in the future of such pensions in accordance with the provisions of Sections 3, 4, 5 and 6. It is the intention of the parties hereto that the arrangements set forth in Sections 3, 4, 5 and 6 of this letter agreement regarding your additional retirement pension and supplemental pension shall be treated as unfunded for tax purposes and, if it should be determined that Title I of ERISA is applicable to such arrangements, for purposes of Title I of ERISA.

Section 9.     Nonassignability.
               ----------------

        Your rights to receive payments with respect to the additional retirement pension and supplemental pension provided for under Sections 3 and 4 of this letter agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by your creditors or creditors of your spouse or any other beneficiary.

Mr. Ira H. Jolles
August 8, 2000
Page 11


Section 10.    Additional Change in Control Provisions.
               ---------------------------------------

        Notwithstanding any other provision of the Plan to the contrary, if the Personnel, Compensation and Nominating Committee of the Board of Directors of GPU so directs in connection with any proposed or threatened Change in Control

        (A) the regular election provided for under Section 5 and any special benefit payment election provided for under Section 6 may be made by you, and any such election previously made by you may be revoked and a new election made by you under such Sections, within the period beginning on the date of the first public announcement of such proposed or threatened Change in Control and ending on the 45th day following such date; and

        (B) you may also elect, within such 45-day period, to have the additional retirement pension and the supplemental pension that become payable to you or your surviving spouse under Section 3 or 4 paid in the form of a single lump-sum payment in the event of your Involuntary Termination or death at any time within the 12-month period following the date of such public announcement, notwithstanding any other benefit payment election otherwise made by you under Section 5 and/or Section 6.

               The lump-sum payment to be made pursuant to your election under clause (B) above shall be made no later than 30 days following the date of your Involuntary Termination or death. The amount of such lump sum payment shall be determined in the same manner as the amount of the lump sum payment payable pursuant to an election by you under clause (a) of the first paragraph of
               Section 6 would be determined, as provided in the third paragraph of Section 6.

               Any election, or revocation of an election, that may be made pursuant to this Section 10 shall be made in the manner set forth in the last sentence of the second paragraph of Section 5. Any election, or revocation of an election under Section 5 that is made pursuant to

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Mr. Ira H. Jolles
August 8, 2000
Page 12


               this Section 10, shall be effective only if either (1) the Change in Control which was proposed or threatened actually occurs or
               (2) your employment with the GPU Companies terminates at any time within the twelve (12) month period following such public announcement as a result of Involuntary Termination or your death.

        If the foregoing correctly reflects your understanding of the agreement between you and GPU and GPUS, will you please so indicate on the enclosed duplicate copy of this letter which will then constitute a binding agreement between GPU and GPUS, on the one hand, and you, on the other.

                             GPU, INC.


                             By:
                                  ------------------------------------------
                                  Fred D. Hafer, Chairman and
                                  Chief Executive Officer




                             GPU SERVICE, INC.


                             By:
                                  ------------------------------------------
                                  Fred D. Hafer, Chairman and
                                  Chief Executive Officer

The foregoing is agreed to by me as of the date of this letter.


              ---------------------------------
                      Ira H. Jolles

                                   APPENDIX A
                                   ----------

        Cause. For purposes of this Agreement, a termination of employment is for "Cause" if you have been convicted of a felony or the termination is evidenced by a resolution adopted in good faith by two-thirds of the GPU Board of Directors (the "Board") that you:

        (a) intentionally and continually failed substantially to perform your reasonably assigned duties with GPU or GPUS (other than a failure resulting from your incapacity due to physical or mental illness or from your assignment of duties that would constitute "Good Reason" as hereinafter defined) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance, signed by a duly authorized officer of GPU, has been delivered to you specifying the manner in which you have failed substantially to perform, or

        (b) intentionally engaged in conduct which is demonstrably and materially injurious to GPU; provided, however, that no termination of your employment shall be for Cause as set forth in this clause (b) until (1) there shall have been delivered to you a copy of a written notice, signed by a duly authorized officer of GPU, setting forth that you were guilty of the conduct set forth in this clause (b) and specifying the particulars thereof in detail, and
(2) you shall have been provided an opportunity to be heard in person by the Board (with the assistance of your counsel if you so desire).

        No act, nor failure to act, on your part, shall be considered "intentional" unless you have acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that your action or failure to act was in the best interest of GPU. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by you after a written notice of termination is given by you shall constitute Cause for purposes of this Agreement.

        Change in Control.  "Change in Control" shall mean:
        -----------------

               (1) An acquisition (other than directly from GPU) of any common stock of GPU ("Common Stock") or other voting securities of GPU entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange

Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding shares of Common Stock or the combined voting power of GPU's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (i) GPU or (ii) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by GPU (for purposes of this definition, a "Subsidiary"), (B) GPU or its Subsidiaries, or
(C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

               (2) The individuals who, as of August 1, 1996, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least seventy percent (70%) of the members of the Board; provided, however, that if the election, or nomination for election by GPU's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

               (3)    The consummation of:

                      (A) A merger, consolidation or reorganization with or into GPU or in which securities of GPU are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into GPU or in which securities of GPU are issued where:

                             (i)       the  shareholders  of  GPU,  immediately
                                        before  such  merger,  consolidation  or
                                        reorganization,    own    directly    or
                                        indirectly  immediately  following  such
                                        merger, consolidation or reorganization,
                                        at  least  sixty  percent  (60%)  of the
                                        combined voting power of the outstanding
                                        voting  securities  of  the  corporation
                                        resulting    from    such    merger   or
                                        consolidation  or  reorganization   (the
                                        "Surviving        Corporation")       in
                                        substantially  the  same  proportion  as
                                        their ownership of the Voting Securities
                                        immediately    before    such    merger,
                                        consolidation or reorganization,

                             (ii)      the  individuals who were members of the
                                        Incumbent Board immediately prior to the
                                        execution of the agreement providing for
                                        such    merger,     consolidation     or
                                        reorganization   constitute   at   least
                                        seventy percent (70%) of the members of the board of directors of the Surviving Corporation, or a corporation, directly or indirectly, beneficially owning a majority of the Voting Securities of the Surviving Corporation, and

                             (iii)      no Person  other  than (w) GPU,  (x) any
                                        Subsidiary,  (y)  any  employee  benefit
                                        plan  (or  any  trust   forming  a  part
                                        thereof) that, immediately prior to such
                                        merger, consolidation or reorganization,
                                        was maintained by GPU or any Subsidiary,
                                        or (z) any Person who, immediately prior
                                        to   such   merger,   consolidation   or
                                        reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or common Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's
                                          then outstanding voting securities or
                                          its common stock.

                      (B)    A complete liquidation or dissolution of GPU; or

                      (C)    The   sale   or   other   disposition   of  all  or
                             substantially all of the assets of GPU to any Person (other than a transfer to a Subsidiary).

               Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by GPU which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by GPU, and after such share acquisition by GPU, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

        Good Reason.
        -----------
        (a) For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control of any of the following events or conditions:

               (1) a change in your status, title, position or responsibilities (including reporting responsibilities) which, in your reasonable judgment, represents an adverse change from your status, title, position or responsibilities as in effect immediately prior thereto; the assignment to you of any duties or responsibilities which, in your reasonable judgment, are inconsistent with your status, title, position or responsibilities; or any removal of you from or failure to reappoint or reelect you to any of such offices or positions, except in connection with the termination of your employment for disability, Cause, as a result of your death or by you other than for Good Reason;

               (2) a reduction in the rate of your annual base salary;

               (3) any change in location of your place of employment to a location other than Morristown, New Jersey without your consent,

               (4) the failure by the GPU Companies to pay to you any portion of your current compensation or to pay to you any portion of an installment of deferred compensation under any deferred compensation program of any GPU Company in which you participated, within seven (7) days of the date such compensation is due;

               (5) the failure by the GPU Companies (A) to continue in effect (without reduction in benefit level, and/or reward opportunities) any material compensation or employee benefit plan in which you were participating immediately prior to such failure by the GPU Companies, unless a substitute or replacement plan has been implemented which provides substantially identical compensation or benefits to you or (B) to continue to provide you with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other compensation or employee benefit plan, program and practice in which you were participating immediately prior to such failure by the GPU Companies;

               (6) the failure of GPU or GPUS to obtain a satisfactory agreement from any successors or assigns to assume and agree to honor and perform their respective obligations under this Agreement; or

               (7) any purported termination of your employment which is not effected pursuant to a Notice of Termination as that term is defined in your Severance Agreement dated November 5, 1998.

        (b) Any event or condition described in clauses (1) through (7) of paragraph (a) above of paragraph (a) above which occurs (A) within twelve (12) months prior to a Change in Control or (B) prior to a Change in Control but which you reasonably demonstrate (x) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (y) otherwise arose in connection with, or in anticipation of a Change in Control which has been threatened or proposed, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to a Change in Control.



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